Exhibit 7

POWER OF ATTORNEY

FARJO Management, LLC (“FARJO”), incorporated and existing under the laws of Texas, represented by Farris Wilks, Manager, hereby authorizes Javier Rocha to represent FARJO to execute and file on FARJO’s behalf all SEC forms (including any amendments thereto) that FARJO may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of FARJO’s position with, or ownership of, or transactions in securities by or on behalf of FARJO or its subsidiary FARJO Holdings, LP with ProFrac Holding Corp. The authority of such individual under this Statement shall continue for as long as FARJO is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Javier Rocha.

I hereby acknowledge that such individual is not assuming any of my responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated: April 19, 2023

FARJO Management, LLC

By:	/s/ Farris Wilks
	Name:	Farris Wilks
	Title:	Manager